Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

LACROSSE FOOTWEAR, INC.

at

$20.00 NET PER SHARE

Pursuant to the Offer to Purchase dated July 19, 2012

by

XYZ MERGER SUB, INC.

a wholly owned subsidiary of

ABC-MART, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 15, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of July 5, 2012 (the “Merger Agreement”), by and among ABC-MART, INC., a corporation formed under the laws of Japan (“ABC-MART”), XYZ Merger Sub, Inc., a Wisconsin corporation (“Purchaser”), and LaCrosse Footwear, Inc., a Wisconsin corporation (“LaCrosse”). The Merger Agreement provides, among other things, that following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into LaCrosse, with LaCrosse continuing as the surviving corporation and becoming a wholly owned subsidiary of ABC-MART (the “Merger”).

July 19, 2012

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated July 19, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Purchaser to purchase all of the outstanding shares of common stock, par value $.01 per share (collectively, the “Shares” and each, a “Share”), of LaCrosse, at a purchase price of $20.00 per Share, without interest and less any applicable withholding taxes.

Also enclosed is the Letter to Shareholders from Mr. Joseph Schneider, the President and Chief Executive Officer of LaCrosse, accompanied by LaCrosse’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The purchase price offered by Purchaser is $20.00 per Share, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase.

2. The Offer is being made for all of the outstanding Shares.

3. The Board of Directors of LaCrosse unanimously: (i) determined that the Merger Agreement, the Offer and the Merger are advisable and fair to and in the best interests of LaCrosse and its shareholders; (ii) adopted, approved and declared advisable the Merger Agreement, the tender and voting agreements executed by certain shareholders of LaCrosse in favor of ABC-MART and the transactions contemplated thereby, including the Offer and the Merger; and (iii) recommended that LaCrosse’s shareholders accept the Offer, tender their Shares to Purchaser pursuant to the Offer and, to the extent applicable, approve and adopt the Merger Agreement.

4. Pursuant to the terms of the Merger Agreement, following the consummation of the Offer and subject to certain conditions, Purchaser will be merged with and into LaCrosse, with LaCrosse continuing as the surviving corporation and becoming a wholly owned subsidiary of ABC-MART. Upon consummation of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held by LaCrosse, ABC-MART, Purchaser or any of their respective subsidiaries, which Shares will be canceled and retired and will cease to exist without any consideration being paid in exchange for such Shares) will be converted into the right to receive the price per Share paid in the Offer, payable to the holder in cash, without interest and less any applicable withholding taxes, as set forth in the Merger Agreement and as described in the Offer to Purchase.

5. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 15, 2012 (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

6. There is no financing condition to the Offer. The Offer is conditioned on, among other things, there being validly tendered in the Offer and not validly withdrawn before the expiration of the Offer, that number of Shares (excluding Shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered in settlement or satisfaction of such guarantee and before the issuance of any Top-Up Option Shares (as defined in the Offer to Purchase)) which, together with any Shares then owned, directly or indirectly, by ABC-MART, Purchaser and any other wholly owned subsidiary of ABC-MART, represents at least a majority of the Shares then outstanding (determined on a fully diluted basis in accordance with the terms of the Merger Agreement). The Offer is also subject to the satisfaction of certain other conditions set forth in the Offer to Purchase, including, among other conditions, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. See Section 14 — “Conditions of the Offer” of the Offer to Purchase for a description of the conditions to the Offer.

7. Tendering shareholders will not be obligated to pay brokerage fees or commissions to American Stock Transfer & Trust Company, LLC (the “Depositary”) or AST Phoenix Advisors, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares pursuant to the Offer.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

In all cases, payment for Shares accepted for payment in the Offer will be made only after timely receipt by the Depositary of (i) the certificates for such Shares, together with a Letter of Transmittal (or a manually signed copy thereof), properly completed and duly executed, with any required signature guarantees, or (ii) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase, a timely book-entry confirmation with respect to such Shares into the Depositary’s account at the Depositary Trust Company and either a Letter of Transmittal (or a manually signed copy thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message as described in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations (as defined in the Offer to Purchase) with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE PURCHASER FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, Purchaser may take such action as it deems necessary to make the Offer in any such jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

All Outstanding Shares of Common Stock

of

LACROSSE FOOTWEAR, INC.

at

$20.00 NET PER SHARE

Pursuant to the Offer to Purchase dated July 19, 2012

by

XYZ MERGER SUB, INC.

a wholly owned subsidiary of

ABC-MART, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated July 19, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the offer by XYZ Merger Sub, Inc., a Wisconsin corporation (the “Purchaser”) and a wholly owned subsidiary of ABC-MART, INC., a corporation formed under the laws of Japan (“ABC-MART”), to purchase all of the outstanding shares of common stock, par value $.01 per share (collectively, the “Shares” and each, a “Share”), of LaCrosse Footwear, Inc., a Wisconsin corporation (“LaCrosse”), at a purchase price of $20.00 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, each as may be amended or supplemented from time to time, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF SHARES TO BE TENDERED(1)
Number of Shares To Be Tendered:	SIGN HERE

Shares

(Signature(s))

Please type or print name(s)

(Signature(s))

Please type or print name(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:

(1)	Unless otherwise indicated, it will be assumed that all the Shares of LaCrosse held for your account are to be tendered.

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